Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated August 10, 2023, relating to the consolidated financial statements of Galaxy Digital Holdings LP. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

August 10, 2023